Exhibit 5.1

Gibson, Dunn & Crutcher LLP 2001 Ross Avenue Dallas, TX 75201-2911 Tel 214.698.3100 www.gibsondunn.com

June 6, 2023

Cognizant Technology Solutions Corporation 300 Frank W. Burr Boulevard Teaneck, NJ 07666
Re:    Cognizant Technology Solutions Corporation Registration Statement on Form S-8
Ladies and Gentlemen:
    We have examined the Registration Statement on Form S-8 (the “Registration Statement”) of Cognizant Technology Solutions Corporation, a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of (i) up to 27,000,000 shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), available for issuance under the Cognizant Technology Solutions Corporation 2023 Incentive Award Plan (the “2023 Plan”) and (ii) up to 10,000,000 shares of Common Stock available for issuance under the Cognizant Technology Solutions Corporation 2004 Employee Stock Purchase Plan (As Amended and Restated Effective as of January 1, 2022, As Amended Effective June 6, 2023) (the “ESPP” and, together with the 2023 Plan, the “Plans,” and such shares of Common Stock, collectively, the “Shares”).
We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have also assumed that there are no agreements or understandings between or among the Company and any participants in one or more of the Plans that would expand, modify or otherwise affect the terms of the applicable Plan or the respective rights or obligations of the participants thereunder. Finally, we have assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.
    Based upon the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares, when issued and sold in accordance with the terms set forth in the applicable Plan and against payment therefor, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable.
    We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law (the “DGCL”). We are not admitted to practice in the State of Delaware; however, we are generally familiar with the DGCL as currently in effect and have made such inquiries as we consider necessary to render the opinions above. This

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opinion is limited to the effect of the current state of the DGCL and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such law or the interpretations thereof or such facts.
    We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,
/s/ Gibson Dunn & Crutcher LLP
Gibson Dunn & Crutcher LLP